EXHIBIT 4.1
                     1998 EMPLOYEE STOCK PURCHASE PLAN OF
                           KBK CAPITAL CORPORATION

      SECTION 1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

      SECTION 2. DEFINITIONS.

      (a) "BOARD" shall mean the Board of Directors of the Company.

      (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

      (c) "COMMON STOCK" shall mean the Common Stock, $.01 par value, of the Company.

      (d) "COMPANY" shall mean KBK Capital Corporation, a Delaware corporation.

      (e) "COMPENSATION" shall mean regular straight-time earnings excluding payments for overtime, bonuses and other special payments, commissions and other incentive payments.

      (f) "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, PROVIDED that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

      (g) "DESIGNATED SUBSIDIARIES" shall mean KBK Financial, Inc., a Delaware corporation, and any other Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

      (h) "EMPLOYEE" shall mean any person, including an officer, who is customarily employed for at least twenty (20) hours per week and more than five
(5) months in a calendar year by the Company or one of its Designated Subsidiaries.

      (i) "EXERCISE DATE" shall mean the last day of each offering period of the Plan.

      (j) "OFFERING DATE" shall mean the first day of each offering period of the Plan.

      (k) "PLAN" shall mean this 1998 Employee Stock Purchase Plan of KBK Capital Corporation.
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      (1) "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      SECTION 3. ELIGIBILITY. (a) Any person who is an Employee as of the Offering Date of the first offering period shall be eligible to participate in such offering period under the Plan; thereafter, any person who is an Employee fifteen (15) days prior to the Offering Date of a given offering period shall be eligible to participate in such offering period under the Plan. The eligibility criteria set forth in this paragraph 3(a) is subject to the requirements of the paragraph 5 and the limitations imposed by Section 423(b) of the Code.

      (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

      SECTION 4. OFFERING PERIODS. The Plan shall be implemented by one offering during each three month period (a calendar quarter) of the Plan. The first offering period shall commence on July 1, 1998 and shall terminate on September 30, 1998. Subsequent offering periods shall continue until the Plan is terminated in accordance with paragraph 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

      SECTION 5. PARTICIPATION. An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company fifteen (15) days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

      SECTION 6 . GRANT OF OPTION. (a) On the Offering Date of each offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of whole shares of the Company's Common Stock determined by dividing the subscription amount designated on the Employee's subscription agreement (not to exceed an amount equal to fifteen percent (15%) of his Compensation as of the date of the commencement of the applicable offering period or another percentage as determined from time to time by the Board; provided however, such percentage shall not in
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any event exceed fifteen percent (15%) of a participant's compensation) by ninety percent (90%) of the fair market value of a share of the Company's Common Stock on the Offering Date or another percentage as determined from time to time by the Board; provided however, such percentage shall not in any event be less than eighty-five percent (85%) (the "Applicable Percentage"), subject to the limitations set forth in Section 3(b) and 10 hereof. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 6(b) herein.

      (b) The option price per share of the shares offered in a given offering period shall be the lower of: (i) the Applicable Percentage multiplied by the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) the Applicable Percentage multiplied by the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; PROVIDED, HOWEVER, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock for such date, as reported in the WALL STREET JOURNAL or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on such date, as reported in the WALL STREET JOURNAL.

      SECTION 7. EXERCISE OF OPTION. (a) Unless a participant withdraws from the Plan as provided in paragraph 9, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to the option will be purchased for him at the applicable option price. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

      (b) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to the Employee promptly following the end of the offering period, without interest.

      SECTION 8. DELIVERY. Within 30 days after the Exercise Date of each offering period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option in exchange for payment in full by the Employee, on or before such date as shall be determined by the Board or its committee, of the option price for all shares so purchased .

      SECTION 9. WITHDRAWAL; TERMINATION OF EMPLOYMENT. (a) A participant may withdraw from participation in the Plan by giving written notice to the Company within fifteen (15) days prior to the Exercise Date, whereupon his option for the current period will be automatically terminated.

      (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the offering period for any reason, including retirement or death, his
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option will be automatically terminated.

      (c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and his option terminated.

      (d) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

      (e) If a participant withdraws from the Plan under this Section 9, his payroll deductions will be paid to him promptly after he withdraws, and no further payroll deductions will be made from his pay during such offering period.

      SECTION 10. STOCK. (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 150,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 14. If the total number of shares which would otherwise be subject to options granted pursuant to Section 6 hereof on the Offering Date of an offering period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby.

      (b) The participant will have no interest, voting right or dividend right or any other right in shares covered by his option until such option has been exercised.

      (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

      SECTION 11. ADMINISTRATION. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, PROVIDED that:

            (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

            (b) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.
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      SECTION 12. TRANSFERABILITY. No rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with paragraph 9.

      SECTION 13. REPORTS. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the per share purchase price, the number of shares purchased, the amount paid to the Company in payment of the option shares pursuant to paragraph 8 and the amount returned to the employee, if any, pursuant to Section 7(b).

      SECTION 14. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "RESERVES"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; PROVIDED, HOWEVER, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

      In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.
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      The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

      SECTION 15. AMENDMENT OR TERMINATION. The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in paragraph 14, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in paragraph 17) if such amendment would increase the number of shares that may be issued under the Plan.

      SECTION 16. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      SECTION 17. SHAREHOLDER APPROVAL. (a) Any required approval of the shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

      (b) If any required approval by the shareholders of the Plan itself or of any amendment to increase the number of shares reserved for issuance under the Plan is solicited at any time other than in the manner described in paragraph 17(a) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the granting of an option hereunder to an officer or director do the following:

            (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under
      Section 14(a) of the Exchange Act at the time such information is furnished; and

            (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (ii) hereof not later than the date on which such information is first sent or given to shareholders.

      SECTION 18. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the
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requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

      SECTION 19. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors and approval by the shareholders of the Company. It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 15.